Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Heritage Financial Group, Inc. pertaining to the Heritage Financial Group, Inc. 2006 Equity Incentive Plan, of our report on the consolidated financial statements of Heritage Financial Group dated April 7, 2010, which appear in the Form S-1 Registration Statement of Heritage Financial Group, Inc. declared effective on October 12, 2010.

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC

Albany, Georgia
December 23, 2010